Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

New Whale Inc.

World Wrestling Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock(6)	Other	56,344,265(1)	$106.74(2)	$6,014,186,846.10(2)	0.0001102	$662,763.39
	Debt Convertible into Equity	3.375% Convertible Senior Notes due 2023(7)	457(o)	$213,690,000	100%	$213,690,000(3)	0.0001102	$23,548.64
	Equity	Class A Common Stock(6)	Other	—(4)	—	—(4)	0.0001102	—(5)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$6,227,876,846.10		$686,312.03

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$686,312.03

(1)

Represents the maximum number of shares of Class A common stock, par value $0.00001 per share, of New Whale, Inc. (the “New PubCo Class A common stock”) estimated to be issued, or subject to stock-based awards that may be assumed by New Whale, Inc., upon completion of the transactions described in the information statement/prospectus (excluding certain shares of New PubCo Class A common stock as described further in this footnote), based on (a) 43,347,119 shares of Class A common stock, par value $0.01 per share, of World Wrestling Entertainment, Inc. (“WWE” and the “WWE Class A common stock”), which is the estimated maximum number of shares of WWE Class A common stock outstanding or that may be issuable pursuant to the settlement of outstanding restricted stock units (including performance-based restricted stock units) (b) 31,099,011 shares of Class B common stock, par value $0.01 per share, of WWE (the “WWE Class B common stock”), which is the estimated maximum number of shares of WWE Class B common stock outstanding, and (c) shares of WWE Class A common stock that may be issued upon conversion of outstanding WWE convertible notes prior to the completion of the transactions described in the information statement/prospectus. 28,752,105 shares of New PubCo Class A common stock are not being registered under this registration statement and are expected to be beneficially owned by the stockholders of WWE that executed and delivered the Written Consent (as defined in the information statement/prospectus).

(2)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum offering price of the New PubCo Class A common stock to be registered was calculated based on the product of (a) the average of the high and low sales prices of WWE Class A common stock as reported on the New York Stock Exchange on May 8, 2023 and (b) 56,344,265, representing the maximum number of shares of New PubCo Class A common stock expected to be exchanged in connection with the transactions excluding those shares described in the last sentence of footnote (1).

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)

Includes an indeterminate number of shares of New PubCo Class A common stock issuable upon conversion of the 3.375% Convertible Senior Notes due 2023 (the “Convertible Notes”). The initial maximum conversion rate of the Convertible Notes will be 40.1405 shares of New PubCo Class A common stock per $1,000 principal amount of Convertible Notes. Pursuant to Rule 416 under the Securities Act, such number of shares of New PubCo Class A common stock registered hereby shall include an indeterminate number of shares of New PubCo Class A common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(5)

Pursuant to Rule 457(i), there is no additional filing fee with respect to the shares of New PubCo Class A common stock issuable upon conversion of the Convertible Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

(6)	The New PubCo Class A common stock is registered by New Whale Inc.

(7)	The Convertible Notes are registered by New Whale Inc. and WWE.